Exhibit 99.0

For Immediate Release	Contact:	Gabrielle Shanin
August 2, 2006		(973) 802-7779

PRUDENTIAL FINANCIAL, INC.

ANNOUNCES SECOND QUARTER 2006 RESULTS

NEWARK, N.J. – Prudential Financial, Inc. (NYSE:PRU) today reported net income for its Financial Services Businesses of $424 million (89 cents per Common share) for the second quarter of 2006, compared to $754 million ($1.48 per Common share) for the year-ago quarter. After-tax adjusted operating income for the Financial Services Businesses for the second quarter of 2006 was $682 million ($1.40 per Common share), compared to $568 million ($1.12 per Common share) for the second quarter of 2005, a 25 percent increase per Common share. Adjusted operating income is a non-GAAP measure as discussed below.

For the first half of 2006, net income for the Financial Services Businesses amounted to $1.099 billion ($2.27 per Common share) compared to $1.520 billion ($2.96 per Common share) for the first half of 2005. First half 2006 after-tax adjusted operating income for the Financial Services Businesses amounted to $1.351 billion ($2.77 per Common share) compared to $1.169 billion ($2.30 per Common share) for the first half of 2005.

“Second quarter results and return on equity for the first half are on track with our objectives for the year. We continue to benefit from growth in the broad retirement and savings market, most recently through our acquisition of Allstate’s variable annuity business on June 1. With integration of the business we acquired from CIGNA now behind us, our Retirement business is focusing on expansion of its full service retirement operations. Our Asset Management business contributed to earnings growth this quarter, as greater asset management fees and proprietary income bolstered results. Our International businesses also continue to perform well,” said Chairman and CEO Arthur F. Ryan.

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“We believe that Prudential Financial will achieve Common Stock earnings per share in the range of $5.50 to $5.70 for the year 2006, based on after-tax adjusted operating income of the Financial Services Businesses. This expectation assumes appreciation in the S&P 500 index of 2 percent per quarter for the balance of the year,” Ryan said. The 2006 expectation is subject to change if this assumption is not realized and as discussed under “Forward-Looking Statements and Non-GAAP Measures” below.

Adjusted operating income is not calculated under generally accepted accounting principles (GAAP). Information regarding adjusted operating income, a non-GAAP measure, is discussed later in this press release under “Forward-Looking Statements and Non-GAAP Measures,” and a reconciliation of adjusted operating income to the most comparable GAAP measure is provided in the tables that accompany this release.

Financial Services Businesses

Prudential Financial’s Common Stock (NYSE:PRU) reflects the performance of its Financial Services Businesses, which consist of its Insurance, Investment, and International Insurance and Investments divisions and its Corporate and Other operations.

In the following business-level discussion, adjusted operating income refers to pre-tax results.

The Insurance division reported adjusted operating income of $247 million for the second quarter of 2006, compared to $266 million in the year-ago quarter. Our Individual Life and Annuities segment reported adjusted operating income of $218 million for the current quarter, compared to $220 million in the year-ago quarter. The segment’s individual life insurance business reported adjusted operating income of $96 million in the current quarter, compared to $119 million in the year-ago quarter. Current quarter results reflected less favorable mortality experience than that of the year-ago quarter, as well as greater net amortization of deferred policy acquisition costs and related items, which more than offset increased net investment spread on general account business. The segment’s individual annuity business reported adjusted operating income of $122 million in the current quarter, a $21 million increase from the year-ago quarter. Adjusted operating

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income for the year-ago quarter benefited $6 million from refinements to our reserve for guaranteed minimum income benefits. Excluding the effect of this item, adjusted operating income for the segment’s individual annuity business increased $27 million from the year-ago quarter, including an $8 million contribution to current quarter results from the initial month of operations of the variable annuity business we acquired from Allstate. The remainder of the increase reflected higher asset-based fees due to growth in variable annuity account values. Our Group Insurance segment reported adjusted operating income of $29 million in the current quarter, a $17 million decrease from the year-ago quarter. The decrease came from less favorable group life claims experience, which more than offset improved disability claims experience compared to the year-ago quarter and a greater contribution from investment results in the current quarter.

The Investment division reported adjusted operating income of $316 million for the second quarter of 2006, compared to $150 million in the year-ago quarter. The Retirement segment reported adjusted operating income of $142 million for the current quarter, unchanged from the year-ago quarter. Current quarter Retirement segment results benefited $10 million from mortgage prepayment income and $9 million from reserve releases based on updates of client census data, while results for the year-ago quarter included similar benefits totaling $35 million and transition costs of $8 million relating to integration of the business acquired from CIGNA. Excluding the effect of these items, adjusted operating income for the Retirement segment increased $8 million from the year-ago quarter, reflecting a greater contribution from net investment spread. The Asset Management segment reported adjusted operating income of $137 million for the current quarter, an increase of $32 million from the year-ago quarter. Asset Management segment results for the current quarter included income of $23 million from principal investing and performance-based fees from an individual transaction, and the year-ago quarter included $23 million of income from an individual transaction in the principal investing business. The $32 million increase in adjusted operating income reflected greater asset management fees in our investment management and advisory services operation and increased income from the segment’s commercial mortgage operations. Our Financial Advisory segment, which reflects our retail securities brokerage joint venture with Wachovia, reported adjusted operating income of $37 million for the current quarter

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compared to a loss of $97 million in the year-ago quarter. Our 38% share of the venture resulted in adjusted operating income of $60 million for the current quarter, compared to $47 million in the year-ago quarter before transition costs, reflecting increased fee income. Current quarter results also include expenses of $30 million related to obligations and costs we retained in connection with the contributed businesses primarily for litigation and regulatory matters. Results for the year-ago quarter included similar expenses of $136 million, primarily to increase a reserve for estimated settlement costs related to market timing issues, as well as $9 million of transition costs relating to the business integration which was completed in 2005.

The International Insurance and Investments division reported adjusted operating income of $358 million for the second quarter of 2006, compared to $346 million in the year-ago quarter. The International Insurance segment reported adjusted operating income of $324 million for the current quarter, compared to $327 million for the year-ago quarter. Adjusted operating income from our Life Planner insurance operations increased $39 million to $222 million in the current quarter. Adjusted operating income benefited from continued business growth and a favorable impact of $12 million, versus the year-ago quarter, from foreign currency exchange rates. The segment’s Gibraltar Life operations reported adjusted operating income of $102 million for the current quarter, compared to $144 million in the year-ago quarter. Refinements of policy liabilities resulted in a $17 million reduction of current quarter adjusted operating income, while results for the year-ago quarter benefited $9 million from refinements in reserves for a block of business. Excluding the effect of these items, Gibraltar Life’s adjusted operating income decreased $16 million from the year-ago quarter. The decrease reflected a less favorable level of policy benefits and expenses, including mortality less favorable than our average expectations, which more than offset a favorable impact of $4 million from foreign currency exchange rates versus the year-ago quarter. The International Investments segment reported adjusted operating income of $34 million for the current quarter, compared to $19 million in the year-ago quarter. The increase reflected more favorable results from sales and trading operations and the segment’s asset management businesses.

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Corporate and Other operations resulted in adjusted operating income of $37 million in the second quarter of 2006, compared to $59 million in the year-ago quarter, reflecting a lower contribution from investment income, net of interest expense. The company’s real estate and relocation business contributed $29 million to current quarter results, essentially unchanged from the year-ago quarter.

Assets under management amounted to $568 billion at June 30, 2006, compared to $511 billion a year earlier and $532 billion at December 31, 2005.

Net income of the Financial Services Businesses for the second quarter of 2006 amounted to $424 million, compared to $754 million in the year-ago quarter. Current quarter net income includes $311 million of net realized investment losses and related charges and adjustments, and losses of $6 million from divested businesses, in each case before income taxes. The net realized investment losses reflect sales of fixed income securities and fluctuations in value of hedging instruments covering our foreign currency risk. Net income for the current quarter also reflects pre-tax decreases of $151 million in recorded asset values and $130 million in recorded liabilities representing changes in value which will ultimately accrue to contractholders. These changes primarily represent interest-rate related mark-to-market adjustments. Current quarter net income also includes a $15 million loss (net of related taxes) from discontinued operations.

Net realized investment losses in the current quarter include $22 million of losses from impairments and sales of credit-impaired securities. At June 30, 2006, gross unrealized losses on general account fixed maturity investments of the Financial Services Businesses amounted to $1.872 billion, including $1.696 billion on investment-grade securities, which are substantially all interest rate related. Gross unrealized losses on general account fixed maturity investments of the Financial Services Businesses amounted to $611 million at year-end 2005.

Net income of the Financial Services Businesses for the year-ago quarter included $249 million of net realized investment gains and related charges and adjustments, before income taxes. Net income for the year-ago quarter also reflected increases of $190 million in recorded asset values and $145 million in recorded liabilities for which changes in value will ultimately accrue to contractholders. In addition, net income for the year-ago quarter included a loss from discontinued operations of $44 million (net of related taxes).

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Closed Block Business

Prudential’s Class B Stock, which is not traded on any exchange, reflects the performance of its Closed Block Business.

The Closed Block Business includes our in-force participating life insurance and annuity policies, and assets that are being used for the payment of benefits and policyholder dividends on these policies, as well as other assets and equity that support these policies. We have ceased offering these participating policies.

The Closed Block Business reported income from operations before income taxes of $38 million for the second quarter of 2006 and $198 million for the year-ago quarter. Closed Block Business results included net realized investment losses of $28 million in the current quarter and net realized investment gains of $210 million in the year-ago quarter. The Closed Block Business reported net income for the second quarter of 2006 of $29 million, compared to $129 million for the year-ago quarter.

For the first half of 2006, the Closed Block Business reported income from operations before income taxes of $122 million, compared to $443 million for the first half of 2005. The Closed Block Business reported net income of $87 million for the first half of 2006 and $292 million for the first half of 2005.

Consolidated Results

There is no legal separation of the Financial Services Businesses and the Closed Block Business, and holders of the Common Stock and the Class B Stock are both common stockholders of Prudential Financial, Inc.

On a consolidated basis, which includes the results of both the Financial Services Businesses and the Closed Block Business, Prudential Financial, Inc. reported net income of $453 million for the second quarter of 2006 and $883 million for the year-ago quarter, and reported net income of $1.186 billion for the first half of 2006 and $1.812 billion for the first half of 2005.

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Share Repurchases and Issuance

During the second quarter of 2006, the company acquired 8.2 million shares of its Common Stock, at a total cost of $625 million. From the commencement of share repurchases in May 2002, through June 30, 2006, the company has acquired 136.4 million shares of its Common Stock at a total cost of $6.637 billion. This included 1.7 million shares repurchased and reissued directly to a company deferred compensation plan during 2002.

Forward-Looking Statements and Non-GAAP Measures

Certain of the statements included in this release, including (but not limited to) those in the fourth paragraph hereof, constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) general economic, market and political conditions, including the performance and fluctuations of stock, real estate, and other financial markets; (2) interest rate fluctuations; (3) reestimates of our reserves for future policy benefits and claims; (4) differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes; (5) changes in our assumptions related to deferred policy acquisition costs, valuation of business acquired or goodwill; (6) changes in our claims-paying or credit ratings; (7) investment losses and defaults; (8) competition in our product lines and for personnel; (9) changes in tax law;

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(10) economic, political, currency and other risks relating to our international operations; (11) fluctuations in foreign currency exchange rates and foreign securities markets; (12) regulatory or legislative changes; (13) adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses; (14) domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life; (15) ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks; (16) effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions; (17) changes in statutory or U.S. GAAP accounting principles, practices or policies; (18) changes in assumptions for retirement expense; (19) Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and continue share repurchases, and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends or distributions; and (20) risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business. Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

Adjusted operating income is a non-GAAP measure of performance of our Financial Services Businesses. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized losses is impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles and can vary considerably across periods. The timing of other sales that would result in gains or losses is largely subject to our discretion and influenced by market opportunities. Realized investment gains (losses) representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Adjusted operating income also excludes investment gains and losses on trading account assets supporting insurance liabilities and changes

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in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values will ultimately accrue to contractholders. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of these transactions. In addition, adjusted operating income excludes the results of divested businesses, which are not relevant to our ongoing operations. Discontinued operations, which is presented as a separate component of net income under GAAP, is also excluded from adjusted operating income.

We believe that the presentation of adjusted operating income as we measure it for management purposes enhances understanding of the results of operations of the Financial Services Businesses by highlighting the results from ongoing operations and the underlying profitability of our businesses. However, adjusted operating income is not a substitute for income determined in accordance with GAAP, and the excluded items are important to an understanding of our overall results of operations. The schedules accompanying this release provide a reconciliation of adjusted operating income for the Financial Services Businesses to income from continuing operations in accordance with GAAP.

Our expectation of Common Stock earnings per share is based on after-tax adjusted operating income. Because we do not predict future realized investment gains / losses or recorded changes in asset and liability values that will ultimately accrue to contractholders, we cannot provide a measure of our Common Stock earnings per share expectation based on income from continuing operations of the Financial Services Businesses, which is the GAAP measure most comparable to adjusted operating income.

The information referred to above, as well as the risks of our businesses described in our Annual Report on Form 10-K for the year ended December 31, 2005, should be considered by readers when reviewing forward-looking statements contained in this release. Additional historical information relating to our financial performance is located on our Web site at www.investor.prudential.com.

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Earnings Conference Call

Members of Prudential’s senior management will host a conference call on Thursday, August 3, 2006 at 11 a.m. ET, to discuss with the investment community the company’s second quarter results. The conference call will be broadcast live over the company’s Investor Relations Web site at: www.investor.prudential.com. Please log on fifteen minutes early in the event necessary software needs to be downloaded. The call will remain on the Investor Relations Web site for replay through August 18. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in Q&A by dialing (877) 777-1971 (domestic callers) or (612) 332-0226 (international callers). All others are encouraged to dial into the conference call in listen-only mode, using the same numbers. To listen to a replay of the conference call starting at 4:15 p.m. on August 3, through August 10, dial (800) 475-6701 (domestic callers) or (320) 365-3844 (international callers). The access code for the replay is 821370.

Prudential Financial companies serve individual and institutional customers worldwide and include The Prudential Insurance Company of America, one of the largest life insurance companies in the U.S. These companies offer a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, banking and trust services, real estate brokerage franchises, relocation services and, through a joint venture, retail securities brokerage services. For more information, visit www.prudential.com.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Financial Services Businesses Income Statement Data:
Adjusted Operating Income (1):
Revenues:
Premiums	$2,542	$2,585	$5,146	$5,104
Policy charges and fee income	667	615	1,329	1,232
Net investment income	1,865	1,644	3,666	3,269
Asset management fees, commissions and other income	966	852	2,020	1,700

Total revenues	6,040	5,696	12,161	11,305

Benefits and expenses:
Insurance and annuity benefits	2,591	2,519	5,168	5,055
Interest credited to policyholders' account balances	677	626	1,329	1,231
Interest expense	223	134	424	245
Other expenses	1,591	1,596	3,336	3,067

Total benefits and expenses	5,082	4,875	10,257	9,598

Adjusted operating income before income taxes	958	821	1,904	1,707
Income taxes, applicable to adjusted operating income	276	253	553	538

Financial Services Businesses after-tax adjusted operating income (1)	682	568	1,351	1,169

Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	(311)	249	(260)	485
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(151)	190	(265)	58
Change in experience-rated contractholder liabilities due to asset value changes	130	(145)	196	(57)
Divested businesses	(6)	3	2	(2)

Total items excluded from adjusted operating income before income taxes	(338)	297	(327)	484
Income taxes, not applicable to adjusted operating income	(95)	67	(93)	88

Total items excluded from adjusted operating income, after income taxes	(243)	230	(234)	396

Income from continuing operations (after-tax) of Financial Services Businesses	439	798	1,117	1,565
Loss from discontinued operations, net of taxes	(15)	(44)	(18)	(45)

Net income of Financial Services Businesses	$424	$754	$1,099	$1,520

Direct equity adjustment for earnings per share calculation (2)	16	22	35	44

Earnings available to holders of Common Stock after direct equity adjustment:

Based on net income	$440	$776	$1,134	$1,564

Based on after-tax adjusted operating income	$698	$590	$1,386	$1,213

See footnotes on last page.

Financial Highlights

(in millions, except per share data, unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Earnings per share of Common Stock (diluted) (2):
Financial Services Businesses after-tax adjusted operating income	$1.40	$1.12	$2.77	$2.30
Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	(0.63)	0.47	(0.52)	0.92
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(0.30)	0.37	(0.53)	0.11
Change in experience-rated contractholder liabilities due to asset value changes	0.26	(0.28)	0.39	(0.11)
Divested businesses	(0.01)	0.01	0.01	(0.01)

Total items excluded from adjusted operating income, before income taxes	(0.68)	0.57	(0.65)	0.91
Income taxes, not applicable to adjusted operating income	(0.20)	0.13	(0.18)	0.17

Total items excluded from adjusted operating income, after income taxes	(0.48)	0.44	(0.47)	0.74

Income from continuing operations (after-tax) of Financial Services Businesses	0.92	1.56	2.30	3.04
Loss from discontinued operations, net of taxes	(0.03)	(0.08)	(0.03)	(0.08)

Net income of Financial Services Businesses	$0.89	$1.48	$2.27	$2.96

Weighted average number of outstanding Common shares (diluted basis)	497.1	525.2	500.6	527.6

Financial Services Businesses Attributed Equity (as of end of period):

Total attributed equity	$20,424	$22,375
Per share of Common Stock—diluted	41.41	42.82

Attributed equity excluding unrealized gains and losses on investments	$20,444	$20,311
Per share of Common Stock—diluted	41.45	38.87

Number of diluted shares at end of period	493.2	522.5

Adjusted operating income before income taxes, by Segment (1):
Individual Life and Annuities	$218	$220	$469	$437
Group Insurance	29	46	76	84

Total Insurance Division	247	266	545	521

Asset Management	137	105	306	239
Financial Advisory	37	(97)	(29)	(82)
Retirement	142	142	279	297

Total Investment Division	316	150	556	454

International Insurance	324	327	662	612
International Investments	34	19	78	44

Total International Insurance and Investments Division	358	346	740	656

Corporate and other operations	37	59	63	76

Financial Services Businesses adjusted operating income before income taxes	958	821	1,904	1,707

Items excluded from adjusted operating income:
Realized investment gains (losses), net, and related charges and adjustments	(311)	249	(260)	485
Investment gains (losses) on trading account assets supporting insurance liabilities, net	(151)	190	(265)	58
Change in experience-rated contractholder liabilities due to asset value changes	130	(145)	196	(57)
Divested businesses	(6)	3	2	(2)

Total items excluded from adjusted operating income before income taxes	(338)	297	(327)	484

Income from continuing operations before income taxes—Financial Services Businesses	$620	$1,118	$1,577	$2,191

See footnotes on last page.

Financial Highlights

(in millions, except per share data or as otherwise noted, unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Insurance Division:
Individual Life Insurance Sales (3):
Excluding corporate-owned life insurance
Variable life	$24	$18	$45	$37
Universal life	43	53	83	104
Term life	34	30	65	59

Total excluding corporate-owned life insurance	101	101	193	200
Corporate-owned life insurance	4	1	5	2

Total	$105	$102	$198	$202

Fixed and Variable Annuity Sales and Account Values:
Gross sales	$2,532	$2,022	$4,689	$3,507

Net sales	$683	$499	$1,186	$540

Total account value at end of period	$72,678	$51,466

Group Insurance New Annualized Premiums (4):
Group life	$25	$30	$231	$304
Group disability	18	46	92	122

Total	$43	$76	$323	$426

Investment Division:
Asset Management Segment:
Assets managed by Investment Management and Advisory Services (in billions, as of end of period):
Retail customers	$75.1	$65.7
Institutional customers	138.5	125.3
General account	159.7	157.6

Total Investment Management and Advisory Services	$373.3	$348.6

Mutual Funds and Wrap-Fee Products:

Mutual Funds and Wrap-Fee Products Sales:
Gross sales, other than money market	$8,835	$6,911	$17,422	$13,457

Net sales, other than money market	$3,364	$2,594	$6,006	$4,711

Assets at end of period:
Mutual funds, excluding money markets	$28,402	$26,610
Money markets	5,050	3,836
Wrap-fee products	62,469	46,621

Total	$95,921	$77,067

Retirement Segment Sales:
Full Service:
Gross sales	$4,138	$2,667	$9,519	$6,451

Net sales (withdrawals)	$726	$(170)	$636	$265

Institutional Investment Products:
Gross sales	$1,088	$1,235	$2,624	$2,478

Net sales (withdrawals)	$(341)	$13	$(1,257)	$75

International Insurance and Investments Division:

International Insurance New Annualized Premiums (5):
Actual exchange rate basis	$319	$343	$608	$651

Constant exchange rate basis	$322	$337	$617	$637

See footnotes on last page.

Financial Highlights

(in millions, except per share data or as otherwise noted, unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Closed Block Business Data:

Income Statement Data:
Revenues	$1,849	$2,117	$3,700	$4,098
Benefits and expenses	1,811	1,919	3,578	3,655

Income from operations before income taxes	38	198	122	443
Income taxes	9	69	35	151

Closed Block Business net income	$29	$129	$87	$292

Direct equity adjustment for earnings per share calculation (2)	(16)	(22)	(35)	(44)

Earnings available to holders of Class B Stock after direct equity adjustment	$13	$107	$52	$248

Net income per share of Class B Stock	$6.50	$53.50	$26.00	$124.00

Weighted average diluted shares outstanding during period	2.0	2.0	2.0	2.0

Closed Block Business Attributed Equity (as of end of period):

Total attributed equity	$1,070	$1,199
Per Share of Class B Stock	535.00	599.50

Attributed equity excluding unrealized gains and losses on investments	$1,046	$1,011
Per Share of Class B Stock	523.00	505.50

Number of Class B Shares at end of period	2.0	2.0

Consolidated Data:
Consolidated Income Statement Data:
Revenues	$7,432	$8,335	$15,353	$16,064
Benefits and expenses	6,774	7,019	13,654	13,430

Income from continuing operations before income taxes	658	1,316	1,699	2,634
Income tax expense	190	389	495	777

Income from continuing operations	468	927	1,204	1,857
Loss from discontinued operations, net of taxes	(15)	(44)	(18)	(45)

Consolidated net income	$453	$883	$1,186	$1,812

Net income:
Financial Services Businesses	$424	$754	$1,099	$1,520
Closed Block Business	29	129	87	292

Consolidated net income	$453	$883	$1,186	$1,812

Assets and Asset Management Information (in billions, as of end of period)

Total assets	$440.7	$409.3

Assets under management (at fair market value):
Managed by Investment Division:
Asset Management Segment—Investment Management and Advisory Services	$373.3	$348.6
Non-proprietary assets under management	49.6	46.5

Total managed by Investment Division	422.9	395.1
Managed by International Insurance and Investments Division	82.6	74.1
Managed by Insurance Division	62.9	41.8

Total assets under management	568.4	511.0
Client assets under administration	101.6	90.0

Total assets under management and administration	$670.0	$601.0

See footnotes on last page.

(1)	Adjusted operating income is a non-GAAP measure that excludes Realized investment gains (losses), net, as adjusted, and related charges and adjustments; net investment gains and losses on trading account assets supporting insurance liabilities; change in experience-rated contractholder liabilities due to asset value changes; results of divested businesses and discontinued operations; and the related tax effects thereof. Realized investment gains (losses) representing profit or loss of certain of our businesses which primarily originate investments for sale or syndication to unrelated investors, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments are included in adjusted operating income. Revenues and benefits and expenses shown as components of adjusted operating income, are presented on the same basis as pre-tax adjusted operating income and exclude these items as well.

Adjusted operating income does not equate to "Income from continuing operations before income taxes" as determined in accordance with GAAP but is the measure of profit or loss we use to evaluate segment performance. Adjusted operating income is not a substitute for income determined in accordance with GAAP, and our definition of adjusted operating income may differ from that used by other companies. The excluded items are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability factors of our businesses.

(2)	Net income for the Financial Services Businesses and the Closed Block Business is determined in accordance with GAAP and includes general and administrative expenses charged to each of the businesses based on the Company's methodology for allocation of such expenses. Cash flows between the Financial Services Businesses and the Closed Block Business related to administrative expenses are determined by a policy servicing fee arrangement that is based upon insurance and policies in force and statutory cash premiums. To the extent reported administrative expenses vary from these cash flow amounts, the differences are recorded, on an after-tax basis, as direct equity adjustments to the equity balances of each business. The direct equity adjustments modify earnings available to holders of Common Stock and Class B Stock for earnings per share purposes. Earnings per share of Common Stock based on adjusted operating income of the Financial Services Businesses reflects these adjustments as well.

(3)	Scheduled premiums from new sales on an annualized basis and first year excess premiums and deposits on a cash-received basis.

(4)	Amounts exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers' Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance new annualized premiums include premiums from the takeover of claim liabilities. Group disability amounts include long-term care products.

(5)	Annualized new business premiums. Actual amounts reflect the impact of currency fluctuations. Constant exchange rates amounts are based on the average exchange rates for the year ended December 31, 2005. Single premium business for the Company's international insurance operations is included in annualized new business premiums based on a 10% credit.